Exhibit 10.15

Tenth Amendment To
Mortgage Warehouse Loan And Security Agreement

This Tenth Amendment to Mortgage Warehouse Loan and Security Agreement (this "Amendment"), made by and between FIRST PREFERENCE MORTGAGE CORP., a Texas corporation  ("Borrower"), COLONIAL BANK, N.A. (f/k/a Colonial Bank), a national banking association, as lender ("Lender"), is dated as of the 28th day of September, 2005.

R  E  C  I  T  A  L  S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 28, 2000, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of February 20, 2001, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 10, 2001, that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2001, that certain Fourth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of October 31, 2002, that certain Fifth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 30, 2003, that certain Sixth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2003, that certain Seventh Amendment to Mortgage Warehouse Loan and Security Agreement dated as of December 10, 2003, that certain Eighth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of December 31, 2004, and that certain Ninth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of March 31, 2005 (as heretofore amended, the "Agreement"), Lender made available to Borrower, subject to the terms and conditions thereof, a revolving line of credit loan in the maximum aggregate principal amount not to exceed $25,000,000.00 (the "Line of Credit").

Pursuant to the provisions of the Agreement, the Line of Credit, as temporarily extended by letter agreements dated June 23, 2005, July 28, 2005 and August 26, 2005, respectively, from Lender to Borrower, matures on September 30, 2005.  Borrower has requested that Lender agree to extend the scheduled maturity date of the Line of Credit to December 31, 2005, to reduce the maximum principal amount of the Line of Credit to $5,000,000.00 and to make certain other changes, and Lender is willing to do so, but only on the express condition, among others, that Borrower enters into this Amendment, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1.         If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2.         Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

(A)       By amending and restating the definition of "Commitment" to read in its entirety as follows:

"Commitment" shall mean the commitment of Lender to make Advances to Borrower which Advances in the aggregate, subject to each applicable Sublimit, shall not exceed $5,000,000.00 at any time outstanding.

(B)       By amending and restating the definition of "Eligible Conforming Mortgage Loan" to read in its entirety as follows:

"Eligible Conforming Mortgage Loan" shall mean a Mortgage Loan with respect to which each of the following statements is true and correct:

(a)        such Mortgage Loan is an Eligible Mortgage Loan;

(b)        such Mortgage Loan is insured by the FHA or guaranteed by the VA (or there exists a binding commitment to issue such insurance or guaranty subject to the satisfaction of customary conditions), and/or fully conforms to all underwriting and other requirements of GNMA, FNMA or FHLMC; provided, however, if such Mortgage Loan is (i) a "jumbo" Mortgage Loan that meets all other "A" paper criteria, except loan size and, if underwritten by Borrower, the initial principal amount thereof does not exceed $650,000.00 or, if the initial principal amount thereof exceeds $650,000.00, such Mortgage Loan has been underwritten and approved by the Approved Investor under the Investor Commitment referred to in subparagraph (c) below, (ii) an "Alt-A" Mortgage Loan with a FICO Score of 620 or above, or (iii) an "A-" Mortgage Loan that is Agency eligible, such Mortgage Loan nevertheless will be deemed to be an Eligible Conforming Mortgage Loan if it otherwise meets each of the statements in subsections (a) and (c) of this definition; and

(c)        except as otherwise permitted under paragraph (q) of the definition of "Eligible Mortgage Loan", such Mortgage Loan is covered by an Investor Commitment that is in full force and effect and pledged to Lender hereunder, and Borrower and such Mortgage Loan are in full compliance therewith.

(C)       By amending the definition of "Eligible Mortgage Loan" to amend and restate subparagraph (l), subparagraph (n), and subparagraph (t) to read in their entireties, respectively, as follows:

(l)         if the promissory note for such Mortgage Loan (or any other documentation relating thereto) has been withdrawn from the possession of Lender on terms and subject to conditions set forth in Section 4.4 hereof, (i) such promissory note or other documentation has been released to Borrower for purposes of correcting clerical or other non-substantive documentation problems pursuant to a Trust Receipt as permitted under  Section 4.4(a) hereof, such release has occurred within the immediately preceding ten (10) days and the collateral value of the Mortgage Loan for which such note or other documentation has been released, when added to the collateral value of all other Mortgage Loans for which notes or other documentation have been similarly released to Borrower, does not exceed $1,000,000.00 or (ii) such promissory note and any related documentation for such Mortgage Loan have been shipped by Lender directly to an Approved Investor for purchase, as permitted under Section 4.4(b) hereof, such shipment has occurred within the immediately preceding forty-five (45) days and the collateral value of such Mortgage Loan, when added to the collateral value of all other Mortgage Loans for which promissory notes or other documentation has been similarly shipped, does not exceed $1,000,000.00;

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(n)        the date of the promissory note is no earlier than sixty (60) days (ninety (90) days in the case of any Mortgage Loan purchased by Borrower from its correspondents and which Lender has approved to be warehoused hereunder pursuant to subparagraph (t) below) prior to the date the Advance secured by such Mortgage Loan is made by Lender to Borrower or, if the interest rate applicable to such Mortgage Loan has converted to a fixed rate, the date of such conversion is no earlier than sixty (60) days prior to the date the Advance secured by such Mortgage Loan is made by Lender to Borrower;

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(t)        such Mortgage Loan is originated directly by Borrower and is not purchased from a third-party correspondent, unless otherwise approved by Lender in its sole discretion and, if so approved by Lender, the documents described on Exhibit C and, if Lender has so requested, the additional items described on Exhibit D, to this Agreement for such Mortgage Loan must be delivered to Lender on or prior to the date the Advance secured by such Mortgage Loan is made by Lender to Borrower, accompanied by a bailment letter acceptable to Lender and applicable wiring instructions;

(D)       By amending and restating the definition of "Maturity Date" to read in its entirety as follows:

"Maturity Date" shall mean December 31, 2005 (or if such day is not a Banking Day, on the next succeeding Banking Day) or, if earlier, the date of the termination of the Commitment, in accordance with Section 2.6 or Section 7.2; provided, that upon the written request of Borrower to Lender, Lender may elect to extend the Maturity Date on such terms and conditions as it deems appropriate in its sole discretion

(E)        By amending and restating the definition of "Sublimit A" to read in its entirety as follows:

"Sublimit A" shall mean a portion of the Line of Credit up to but not exceeding $5,000,000.00, which shall be available to warehouse Sublimit A Mortgage Loans.

(F)       By amending and restating the definition of "Sublimit B" to read in its entirety as follows:

"Sublimit B" shall mean a portion of the Line of Credit up to but not exceeding $1,250,000.00 (increasing to $1,750,000.00 during the last five (5), followed by the first five (5) Banking Days of each month), which shall be available to warehouse Sublimit B Mortgage Loans.

(G)       By amending and restating the definition of "Sublimit C" to read in its entirety as follows:

"Sublimit C" shall mean a portion of the Line of Credit up to but not exceeding $500,000.00, which shall be available to warehouse Sublimit C Mortgage Loans.

(H)       The definition of "Sublimit D" shall continue to read in its entirety as follows:

"Sublimit D" shall mean a portion of the Line of Credit up to but not exceeding $625,000.00, which shall be available to warehouse Sublimit D Mortgage Loans.

3.         Section 2.4 (Note) of the Agreement is hereby amended to delete the term "$25,000,000.00" therefrom and to substitute the term "$5,000,000.00" in lieu thereof.

4.          Section 2.6 (Termination or Reduction of Commitment) of the Agreement is hereby amended and restated in its entirety to read as:

Section 2.6  Termination or Reduction of Commitment.

The Commitment shall automatically terminate on the earlier to occur of:  (i) the Maturity Date and (ii) in the event Lender exits the mortgage warehouse lending industry, six (6) months following notice of such termination given by Lender to Borrower, in each case, subject to earlier termination as set forth in Section 7.2.  The Commitment may not be reduced in part by Borrower, but may be terminated in its entirety at any time by Borrower upon at least sixty (60) days' prior irrevocable notice to Lender

5.         Section 2.7 (Mandatory Repayments) of the Agreement is hereby amended to amend and restate subsection (a) thereof in its entirety to read as follows:

(a)        Borrower shall repay all outstanding Advances and other Obligations on the earlier to occur of: (i) the Maturity Date and (ii) the date on which the Commitment terminates pursuant to Section 2.6 or Section 7.2.

6.          Section 4.4 (Release of Collateral Documentation) of the Agreement is hereby amended to delete the phrase "twenty-one (21) days" from clause (ii)(B) of subsection (c) thereof and to substitute the phrase "forty-five (45) days" in lieu thereof.

7.          Section 6.1(a)(ii) (Monthly Financial Statements) of the Agreement is hereby amended and restated to read in its entirety as follows:

(ii)        Monthly Financial Statements.  As soon as available and in any event within forty-five (45) days after the end of each calendar month (with the exception of the following months:  January will be due by April 15 and February will be due by April 30), a balance sheet of Borrower as at the end of such calendar month and the related statements of income, retained earnings and cash flows of Borrower for such calendar month and the portion of the fiscal year ended at the end of such calendar month, all in reasonable detail and certified by the chief financial officer of Borrower that they are complete and correct and that they present fairly the financial condition as at the end of such month, and the results of operations and cash flows for such month and such portion of the fiscal year, of Borrower in accordance with GAAP consistently applied (subject to normal year-end adjustments).  If requested by Lender, Borrower shall use its best efforts to include in such financial statements information on monthly production volume in dollars and units and on Borrower's servicing portfolio (if applicable), and further, shall detail any additional Funded Liabilities incurred by Borrower during the reporting period;

8.         Section 6.3 (Special Financial Covenants) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.3        Special Financial Covenants.

Borrower hereby covenants and agrees that, as long as any Obligations remain unpaid or the Commitment hereunder is outstanding, the following special financial covenants shall be applicable to Borrower and tested monthly at the end of each calendar month as set forth below:

(a)        Tangible Net Worth.  [Intentionally omitted.]

(b)        Adjusted Tangible Net Worth.  Borrower's Adjusted Tangible Net Worth shall not be less than $833,000.00.

(c)        Adjusted Leverage Ratio.  Borrower's Adjusted Leverage Ratio shall not be greater than 12:1.0.

(d)        Current Ratio.  Borrower's Current Ratio shall not be less than 1.0:1.0.

9.         Section 7.2 (Remedies) of the Agreement is hereby amended to delete the phrase "Section 7.1(h) or Section 7.1(l)" from the first sentence thereof and to substitute the phrase "Section 7.1(h) or Section 7.1(k)" in lieu thereof.

10.       With respect to certain of its obligations under Section 6.1(d) of the Agreement, Borrower acknowledges and agrees that as of the date hereof the minimum fidelity insurance coverage acceptable to Lender is $300,000.00 and the minimum errors and omissions coverage acceptable to Lender is $300,000.00.  Borrower agrees to maintain such coverages in those amounts or greater until otherwise notified by Lender.  Borrower further agrees to provide Lender with written evidence satisfactory to Lender that Lender has been named as loss payee and additional insured on such coverages prior to the effective date of this Amendment.

11.        This Amendment shall become effective as of the date first written above, provided that the Lender shall have received by such date the following items, all of which must be in form and content satisfactory to Lender in its sole discretion:

(A)          This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts);

(B)          A Seventh Amendment to Promissory Note executed by Borrower and Lender (the "Note Amendment") (whether such parties shall have signed the same or different counterparts);

(C)          An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement and the Note Amendment by Borrower outside the State of Florida;

(D)           Certificates of even date herewith signed by the President and Chief Executive Officer and/or Secretary or Assistant Secretary of Borrower, as appropriate, certifying (1) the authorizing resolutions of Borrower, (2) that the organizational documents of Borrower previously delivered to the Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate, (3) that all representations and warranties previously made to Lender remains true, complete and accurate, and (4) that no Event of Default or Potential Default has occurred and is continuing;

(E)            A confirmation of even date herewith from Guarantor with respect to his Guaranty;

(F)            If required by Lender, good standing certificates/certificates of existence of a recent date for Borrower from the State of Texas and each other state in which Borrower conducts its business;

(G)            An Amended and Restated Triparty Agreement among Lender, Citizens State Bank and Borrower;

(H)            A Subordination Agreement among First Financial Corporation, Borrower and Lender;

(I)              If required by Lender, such UCC and other lien searches as Lender shall request, showing no Liens which have priority over Lender's first priority security interest in the Collateral; and

(J)              Evidence of the insurance coverages as described in Section 10 above and such other certificates, instruments, opinions and documents (if any) that Lender shall reasonably request.

12.       Notwithstanding the execution of this Amendment and the Note Amendment, all of the indebtedness evidenced by the Note (as amended by the Note Amendment) shall remain in full force and effect, and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note (as amended by the Note Amendment) and all other indebtedness described therein.  Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note (as amended by the Note Amendment); (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note (as amended by the Note Amendment), or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note or any agreement securing such Note; or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness.  In no way limiting the foregoing, Borrower acknowledges and agrees that the indebtedness evidenced by the Note (as amended by the Note Amendment) is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

13.       In order to induce Lender to enter into this Amendment, Borrower represents, warrants and covenants to Lender that:

(A)          The execution, delivery and performance by Borrower of this Amendment, the Note Amendment and the other documents contemplated hereby to which Borrower is a party are within its corporate powers, has been duly authorized by all necessary corporate action and is not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower's certificate of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

(B)           Each of this Amendment, the Note Amendment and the other documents contemplated hereby to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(C)          No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment, the Note Amendment or the other documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment or the Note Amendment.

(D)           After giving effect to the amendments to the Agreement contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the date of the last financial statements submitted by Borrower to Lender pursuant to the Agreement.

(E)           From and after the date of this Amendment, and notwithstanding anything to the contrary contained in the Agreement or any of the other Loan Documents, Borrower agrees to fully utilize its warehousing facility with Citizens State Bank before requesting an Advance under the Line of Credit with Lender unless Lender shall otherwise agree from time to time in its sole and absolute discretion.

(F)           No later than October 31, 2005, Borrower will receive a cash equity injection from its parent First Financial Corporation in an amount of at least $500,000.00 in the form of convertible debt that will be subordinated to the Line of Credit and all other Obligations owing by Borrower to Lender.  Borrower shall furnish to Lender true, correct and complete copies of the documentation evidencing the foregoing and cause First Financial Corporation to enter into a Subordination Agreement with Lender with respect thereto.

14.       If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

15.       This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

16.       Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby (including good standing certificates of Borrower obtained from public officials, lien search fees and UCC filing fees), and in connection with advising Lender as to its rights and responsibilities with respect thereto.

17.       Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects.  From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

18.       This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

19.       This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original.  All such counterparts shall together be deemed to be one and the same instrument.

20.       Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.  Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

                                                                              BORROWER:

                                                                                               FIRST PREFERENCE MORTGAGE CORP.

[CORPORATE SEAL]                                          By:                             /s/David W. Mann

                                                                              Name:                            David W. Mann

ATTEST:                                                                Its:                 President and Chief Executive Officer

By:                        /s/Cathy Davis

Name:                   Cathy Davis

Its:                         Secretary

STATE OF TEXAS

COUNTY OF McLENNAN

On this ______ day of September, 2005, personally appeared David W. Mann, as President and Chief Executive Officer of First Preference Mortgage Corp., a Texas corporation ("Borrower"), and before me executed the attached Tenth Amendment to Mortgage Warehouse Loan and Security Agreement dated September 28, 2005, by and between Colonial Bank, N.A., as Lender, and Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Texas

Print Name: Notary Public, State of Texas

Personally Known

Produced Identification

Type of Identification:

              (NOTARIAL SEAL)

LENDER:

                              COLONIAL BANK, N.A.

By:

Name:                           Mary Lou Bathen

Its:                              Assistant Treasurer

STATE OF ALABAMA

COUNTY OF MONTGOMERY

On this _____ day of September, 2005, personally appeared Mary Lou Bathen, as Assistant Treasurer of Colonial Bank, N.A., a national banking association, and before me executed the attached Tenth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of September 28, 2005, by and between Colonial Bank, N.A., as Lender, and First Preference Mortgage Corp., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama

Personally Known

Produced Identification

Type of Identification:

              (NOTARIAL SEAL)